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                                                                  EXHIBIT 23(K)

                    INDEPENDENT PUBLIC ACCOUNTANTS' CONSENT

  We hereby consent to the use in the Registration Statement on Form S-1-No. 333-45605 of our report dated January 22, 1998 relating to the financial statements of Access Rentals, Inc., and Subsidiary and Affiliate. We also consent to the reference to us under the heading "Experts" in such Registration Statement. We also consent to the incorporation by reference of such report into any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933 in order to increase the number of shares being offered.

                                          /s/ BATTAGLIA, ANDREWS & MOAG, P.C.

Batavia, New York

March 4, 1998